Loan Conversion Agreement

(the **"Agreement"**)

Entered into on this 10th day of May 2020

& Between	**Meir Ben-Zur** ID number 022704886 of 8 HAETROG ST GANOT (**"Ben-Zur"**)
& Between	**Shay Zaga**, ID number 027255009 of 67 JERUSALEM STREET AZUR (**"Zaga"**) (collectively, Shai and Meir **"Shareholders"** and individually a **"Shareholder"**)
& Between	**Todos Medical Ltd., ID 514437128** located at: 1st Hamada st. Rehovot. (Hereinafter known as the **"Company"**);

Whereas, the Company owes **Mr. Shmuel Melman ("Lender")** the sum of 1,221,710 NIS (one million two hundred twenty one thousand seven hundred ten new Israeli Shekels, equal to about US$350,000) as stated in **the Company's** accounting records and books as a shareholder's loan (Hereinafter known as the **"Loan"**); and

Whereas, the Lender had assigned to the Shareholders the Loan in equal part between them; and

Whereas, the Company wishes to convert **the Loan** into shares of the Company, and **the Shareholders** hereby agree **the Company** shall convert **the Loan** into shares of the Company to be registered in favor of **the Shareholders**;

Now, it is therefore agreed upon, declared and determined between the Parties:

1. The preamble to this Agreement is an integral part of this Agreement.

2. **The Company and the Shareholders** hereby agree that on the date of this Agreement, **the Loan** shall be converted into 8,750,000 Ordinary Shares par value NIS 0.01 each of the **Company** (the **"Conversion Shares"**), at a conversion price of four cents (US$0.04) per share (the **"Conversion"**). Upon conversion of the Loan, the Company shall be forever released from all its obligations and liabilities with respect to the Loan (including all accrued interest), which shall be deemed to have been paid in full. 4,375,000 shares out of the Conversion Shares shall be issued and registered in the name of Zaga. 4,375,000 shares out of the Conversion Shares shall be issued and registered in the name of Ben-Zur. The Company shall provide the Share-holders with either a share certificate in the name of each Shareholder with respect to its

applicability of such exemptions and the suitability of the Shareholder to acquire the Conversion Shares.

5. Company Representations and Warranties. The Company represents and warrants to and agrees with each Shareholder that:

(a) this Agreement has been duly authorized, executed and delivered by the Company and is valid and binding agreement of the Company enforceable in accordance with its terms;

(b) the Company has full corporate power and authority necessary to enter into and deliver this Agreement and to perform its obligations hereunder;

(c) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or the Company's shareholders is required for the execution by the Company of this Agreement and compliance and performance by the Company of its obligations under the this Agreement, including, without limitation, the issuance and sale of the Conversion Shares;

(d) this Agreement and the Company's performance of its obligations thereunder including issuance of the Conversion Shares have been unanimously approved by the Company's Board of Directors;

(e) neither the issuance nor sale of the Conversion Shares nor the performance of the Company's obligations under this Agreement will violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles of association of the Company, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its affiliates is a party, by which the Company or any of its affiliates is bound, or to which any of the properties of the Company or any of its affiliates is subject;

(f) The Conversion Shares upon issuance: (i) have been, or will be, duly and validly authorized and on the date of issuance of the Conversion Shares, the Conversion Shares will be duly and validly issued, fully paid and nonassessable or if resold in a transaction registered pursuant to the 1933 Act and pursuant to an effective registration statement or exempt from registration will be free trading, unrestricted and unlegended; (ii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company; and (iii) will not subject the holders thereof to personal liability by reason of being such holders.

portion of the Conversion Shares or a proof of ownership of the Conversion Shares (as maintained by Company's transfer agent), all as requested by the Shareholder.

3. Information on the Company. The Shareholders have been furnished with or has had access at the EDGAR Website of the SEC to the Company's Form 20-F filed on March 29, 2019 for the fiscal year ended December 31, 2018 and the financial statements included therein for the year ended December 31, 2018, together with all subsequent filings made with the SEC available at the EDGAR website ("Reports"). The Shareholders has considered all factors such Lender deems material in deciding on the advisability of investing in the Ordinary Shares of the Company.

4. Representations, Warranties, and Acknowledgements of the Shareholders

Each Shareholder hereby represents, warrants, and acknowledges the following:

4.1 No Registration. The Shareholder understands and acknowledges that the Conversion Shares to be issued pursuant to this Agreement have not been registered under the securities laws of any jurisdiction and therefore the Shareholder may be required to hold the Conversion Shares for an indeterminate period.

4.2 Investment Intent. The Shareholder is acquiring the Conversion Shares for the Shareholder's own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale or distribution, in whole or in part. The Shareholder agrees that a legend to the foregoing effect may be placed upon any and all certificates issued representing the Conversion Shares. Further, the Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Conversion Shares.

4.3 Financial Ability and Risk. The Shareholder is aware that investment in the Company involves a high degree of risk, may result in a lack liquidity, and places substantial restrictions on transferability of interest. The Shareholder has sufficient financial resources available to support the loss of all or a portion of Shareholder's investment in the Company and is able to bear the economic risk of the investment. The Shareholder is sophisticated and experienced in investment matters, and, as a result, is in a position to evaluate an investment in the Company.

4.4 Regulation S Exemption. The Shareholder is not a U.S. Person. The Shareholder understands that that the Conversion Shares are being offered and sold to him in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of the Shareholder to determine the

6. This Agreement fully express and summarizes the **Parties'** consent with regards to the matters and subjects debated in it, and it replaces and cancels any display, agreement, negotiation, memorandum, and any other document held among the Parties, with regards to said matters and subjects.

7. It shall not be concluded by the behavior of the Parties, explicit or otherwise, that there have been any changes to, or cancelations to this Agreement. A concession of one of the Parties to a fulfillment of an order, condition or right, derived from this Agreement, in one instance, explicit or otherwise, shall not be considered a concession in other instances.

8. The Company agrees to pay for the legal counsel for the provision of a legal opinion regarding Rule 144 status of the Conversion Shares.

9. The courts located in Tel-Aviv shall have complete and exclusive legal jurisdiction to adjudicate any dispute arising from or relating to this Agreement.

signed today between:

The Shareholders:

Shai Zaga

____

The Company:

Todos Medical Ltd.

Gerald Commissiong
____
Name: Gerald Commissiong
Title: CEO

Meir Ben-Zur

____

I confirm the assignment of the Loan to the Shareholders as mentioned above.

____
Shmuel Melman